Exhibit 99.1

801 E. 86th Avenue Merrillville, IN 46410

FOR IMMEIATE RELEASE
December 5, 2014

FOR ADDITIONAL INFORMATION

Media	Investors
Mike Banas	Randy Hulen
Communications Manager	Vice President, Investor Relations
(219) 647-5581	(219) 647-5688
mbanas@nisource.com	rghulen@nisource.com

NiSource closes on revolving credit facilities
to support post-separation operations

•	Amended $1.5 billion facility at NiSource

•	New $1.5 billion facility at Columbia Pipeline Group

•	New $500 million facility at Columbia Pipeline Partners

MERRILLVILLE, Ind. - NiSource Inc. companies today closed on a combined $3.5 billion of revolving credit capacity in three, five-year facilities.

The majority of the capacity, $1.5 billion each at NiSource and Columbia Pipeline Group, Inc., will become effective following the proposed separation of NiSource’s natural gas pipeline business into a stand-alone publicly traded company. The post-separation NiSource facility will amend and replace the company’s existing $2.0 billion revolving credit agreement. Both facilities will be used for working capital and other general corporate purposes.

“Having these credit facilities in place now helps ensure both companies are ready to operate independently upon separation and beyond,” NiSource President and CEO Robert C. Skaggs Jr. said. “These facilities align with each company’s anticipated liquidity needs and support the recapitalization plan we outlined in September.”

The $500 million facility at Columbia Pipeline Partners LP will become effective if and when the partnership completes its proposed initial public offering of common units.

Details of the facilities, including lenders involved, can be found in the Form 8-K filed today with the U.S. Securities & Exchange Commission.

About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available at www.nisource.com. NI-F

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to various risks and uncertainties. Examples of forward-looking statements in this release include statements and expectations regarding the separation. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements in this release include, among other things, the timing to consummate the separation; the risk that a condition to consummation is not satisfied; disruption to operations as a result of the proposed separation or the proposed initial public offering of Columbia Pipeline Partners LP; the inability of one or more of the businesses to operate independently following the completion of the proposed separation; weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource's businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; actual operating experience of NiSource's assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk, and the matters set forth in the "Risk Factors" section in NiSource's 2013 Form 10-K and subsequent NiSource filings of Form 10-Q, many of which are beyond the control of NiSource. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. NiSource expressly disclaims a duty to update any of the forward-looking statements contained in this release.

The separation is subject to the satisfaction of a number of conditions, including the final approval of NiSource's Board of Directors. There is no assurance that the separation will in fact occur.